EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-92725 of Kentucky Bancshares, Inc., of our report dated January 16, 2004 on the consolidated financial statements of Kentucky Bancshares, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 as included in the registrant's annual report on Form 10-K.


/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Lexington, Kentucky
March 30, 2004


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